Exhibit 10.9

CITIGROUP FINANCIAL PRODUCTS INC.
388 GREENWICH STREET
NEW YORK, NEW YORK 10013

April 27, 2011

VIA FEDERAL EXPRESS

KBS GKK Participation Holdings II, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Telephone: 949-417-6563
Facsímile: 949-417-6518
Attention: David E. Snyder, Chief Financial Officer

Re: Amendment #5 to Extension Agreement (this “Amendment”)
Ladies and Gentlemen:
We refer to the Extension Agreement, dated March 9, 2011, as amended by Amendment No. 1 thereto, dated March 13, 2011, as further amended by Amendment No. 2 thereto, dated April 22, 2011, as further amended by Amendment No. 3 thereto, dated April 25, 2011, as further amended by Amendment No. 4 thereto, dated April 26, 2011 (as amended prior to the date hereof, the “Extension Agreement”), each by and between KBS GKK Participation Holdings II, LLC (the “Seller”) and Citigroup Financial Products Inc. (the “Buyer”) relating to the Master Repurchase Agreement, dated as of August 22, 2008 (as amended and modified by the Extension Agreement, the “Repurchase Agreement”), by and between Seller and Buyer. Capitalized terms not defined herein shall have the meanings set forth in the Repurchase Agreement and if not defined therein shall have the meanings set forth in the Intercreditor Agreement, dated as of August 22, 2008 (the “Intercreditor Agreement”), by and among Goldman Sachs Mortgage Company (“Goldman”), Buyer, SLG Stars Mortgage Loan LLC, and SLG Stars Mezz Loan LLC.
Seller requested that Buyer enter into the Extension Agreement to extend the Termination Date as provided therein. Seller has requested Buyer to agree to amend the Extension Agreement. Now, therefore, Buyer and Seller agree as follows:

1.
Amendment to Extension Agreement The parties hereto hereby agree that Paragraph 1(a) of the Extension Agreement is amended by inserting the following as a new paragraph immediately after the first paragraph of Paragraph 1(a):

“The Termination Date shall be extended until 2:00 p.m. (New York time) on April 28, 2011, and (B) the “Short Term Extension Period” shall mean the period from March 9, 2011 until 2:00 p.m. (New York time) on April 28, 2011.”

2.
From and after the effective date of this Amendment, references in the Extension Agreement to “this Extension Agreement”, “hereof”, or “hereunder”, or words of like import, shall be deemed to mean the Extension Agreement, as amended by this Amendment.

This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signature delivered by a party by facsimile transmission or electronic mail shall be deemed an original signature hereto. This Amendment shall be governed by the internal laws of the State of New York (including, without limitation, Section 5-1401, et seq, of the New York General Obligations Law, but otherwise without regard to the provisions thereof regarding conflicts of law). The provisions of Section 12.10 (Submission to Jurisdiction; Waivers) and Section 12.11 (Waiver of Jury Trial) of the Repurchase Agreement are hereby incorporated in this Amendment by this reference as if fully set forth herein (except that references therein to the Repurchase Agreement shall be deemed to be references to this Amendment).
Subject to the terms hereof, Seller hereby (1) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Transaction Documents, the Transfer Documents, the Security Documents and the Repurchase Agreement and each of the other related documents referenced therein and (2) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of the Transaction Documents, the Transfer Documents, the Security Documents, the Repurchase Agreement, and the Extension Agreement as amended hereby, without impairment.

Subject to the terms hereof, Guarantor hereby (1) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Parent Guaranty and (2) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions thereof, without impairment.

Except as set forth herein, Buyer expressly reserves any and all rights and remedies available to Buyer under the Repurchase Agreement, the Transaction Documents, the Transfer Documents, the Security Documents and the Participation Agreement, at law and in equity. No delay, waiver or failure to exercise by Buyer in exercising any right, remedy, power or privilege hereunder or under the Repurchase Agreement, the Transaction Documents, the Transfer Documents, the Security Documents or the Participation Agreement shall preclude any other or further exercise thereof, or the exercise of any other right, remedy power or privilege. Seller acknowledges and agrees that no oral communication or course of dealing from or on behalf of Buyer shall constitute any waiver, agreement, commitment, or evidence of any assurance or intention of Buyer with respect to the Repurchase Agreement, the Transaction Documents, the Transfer Documents, the Security Documents or the Participation Agreement and the transactions contemplated thereunder, and that any waiver, agreement, commitment, assurance, or intention of Buyer with respect to thereto shall be effective only if in writing and duly executed by Buyer. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default. Each of the Repurchase Agreement, the Transaction Documents, the Transfer Documents, the Security Documents and the Participation Agreement is and shall remain in full force and effect, and all of the terms and provisions of the Repurchase Agreement, the Transaction Documents, the Transfer Documents, the Security Documents and the Participation Agreement are hereby ratified and reaffirmed. Except as expressly set forth herein, nothing contained herein shall be construed or interpreted as a modification or amendment of the Repurchase Agreement, the Transaction Documents, the Transfer Documents, the Security Documents or the Participation Agreement in any way. Time shall be of the strictest essence in the performance of the Seller's obligations hereunder.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, for good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto have executed and delivered this Amendment as of the date first hereinabove set forth.

BUYER:
CITIGROUP FINANCIAL PRODUCTS
INC., a Delaware corporation

By:    /s/ Richard B. Schlenger
Name:     Richard B. Schlenger
Title:     Authorized Signatory

[AMENDMENT #5 TO EXTENSION AGREEMENT]

AGREED AND ACCEPTED:

SELLER:

KBS GKK PARTICIPATION HOLDINGS
II, LLC, a Delaware limited liability company

By: KBS DEBT HOLDINGS, LLC, a
Delaware limited liability company, its sole
member

By: KBS LIMITED PARTNERSHIP, a
Delaware limited partnership, its manager

By: KBS REAL ESTATE
INVESTMENT TRUST, INC., a
Maryland corporation, its sole
general partner

By: /s/ David E. Snyder

Name: David E. Snyder
Title: Chief Financial Officer

GUARANTOR:
KBS REAL ESTATE INVESTMENT
TRUST, INC., a Maryland corporation

By: /s/ David E. Snyder
Name: David E. Snyder
Title: Chief Financial Officer

[AMENDMENT #5 TO EXTENSION AGREEMENT]